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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Legal and Audit Opinions" in the Registration Statement (Form S-3) and related Prospectus of Avco Financial Services, Inc. for the registration of $1,500,000,000 principal amount of Debt Securities and Warrants to purchase Debt Securities, which Prospectus also relates to $247,205,000 unsold principal amount of Debt Securities and Warrants to purchase Debt Securities registered pursuant to Registration Statement No. 33-50547, and to the incorporation by reference therein of our report dated February 2, 1995, with respect to the consolidated financial statements and schedules of Avco Financial Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP



Orange County, California
April 7, 1995